Exhibit 6.6

Date: January 19th, 2022 SALES ORDER Sales Rep: Jason Kohlmeier PO Numbei SHIP TO BiLL TO HealthLynked Corp. Company: Company: HealthLynked Corp. 1265 Creekside Parkway, Suite #302 Address: 1265 Creekside Parkway, Suite #302 Address: Naples State: FL Zip: 34108 City: Naples state: FL Zip: 34108 city: Thomas Nguyen Contact: Thomas Nguyen Contact: 800 - 928 - 7144 Fax: Phone: 800 - 928 7144 Fax: Phone: tnguyen@”heaIthIynked.com E - mail: tnguyen@healthlynked.com E - mail' 1 1 New "Xerox Altalink C814S" color copier, printer, and scanner system. New "Xerox Altalink C814S" color copier, printer, scanner, and fax system. “We, Zeno Office Solutions, are ellmlnating this customer's current Xerox C803S color copier lease at The Naples Women's Women's Center (IO #TK890), and we will take back thk Xerox C8035 (ID dTk890) color copier for this customer. TERMSOF SOt£: t GrossAmount The Totalouæut Manaaemem Agreemerit ls attached to this Sales Order. ) Dellvew This aereement Indudœ toner œrtrîdaœ, parts, and local service. Tax(If applicable) This includœ delivery and installation. I Total Order Any assets listed on the Lease or Schedule A, other than the assets listed as "Service Only") Amount Received auets,become the property ofthe leasing company I Balance Due læasœ subjact to documentation fees and taxes. ressad or!mpI!ed are authorized unless Tampa 813 - 253 - 0318, Ft. Myers 239 - 931 - 1077, Gainesville 352377 - S817, Lakeland 863 - 665 - 3042 Orlando 407 - 299 - 0300, Port St. Lucie 772 - 337 - 2660, TOLL FREE 1 - 800 - 226 - 6482 Sherpa 22 - 0X Form - Mod 06. - 11 - 2021

ZENO OFFICE SOLUTIONS
A Xerox Company

Total Output Management Agreement

APPLICATION NO.	AGREEMENT NO.

8701 Florida Mining Blvd. • Tampa, FL 33634

The words "User," "Lessee," "you" and "your" refer to **Customer**. The words "Owner," "Lessor," "we," "us" and "our" refer to **Zeno Office Solutions, Inc.**

CUSTOMER INFORMATION

FULL LEGAL NAME: HealthLynked Corp.
STREET ADDRESS: 1265 Creekside Parkway, Suite #302
CITY: Naples STATE: FL ZIP: 34108 PHONE: 800-928-7144 FAX:
BILLING NAME (IF DIFFERENT FROM ABOVE):
BILLING STREET ADDRESS:
CITY: STATE: ZIP: E-MAIL:
EQUIPMENT LOCATION (IF DIFFERENT FROM ABOVE):

EQUIPMENT DESCRIPTION

MAKE/MODEL/ACCESSORIES	SERIAL NO.	STARTING METER
New "Xerox Altalink C8145" color copier, printer, and scanner system.		
New "Xerox Altalink C8145" color copier, printer, scanner, and fax system.		

☐ See attached Schedule "A" ☐ See attached Billing Schedule

TERM AND PAYMENT INFORMATION

60 ** Payments* of $ 925.00 The payment ("Payment") period is monthly unless otherwise indicated. *plus applicable taxes

Payment includes	10,000	B&W Pages per month	Overages be billed at $	0.007900	per B&W page*	***METER READINGS VERIFIED:***
Payment includes	4,000	Color Pages per month	Overages be billed at $	0.065000	per Color page*	☑ Monthly ☐ Quarterly
Payment includes		B&W Prints per month	Overages be billed at $		per B&W print*	☐ Semi-Annually
Payment includes		Color Prints per month	Overages be billed at $		per Color print*	☐ Annually

***REMOTE SUPPORT PROGRAM OPTION** (If a Monthly Remote Support Fee amount is stated below, you agree you are participating in the Remote Support Program and the Monthly Remote Support Fee will be added to this Agreement's monthly invoice. If a Monthly Remote Support Fee is NOT stated below, you are not participating in the Remote Support Program.*

Monthly Remote Support Fee* $ ____________ ***plus any transition period outlined in Section 1*

Upon acceptance of the Equipment, THIS AGREEMENT IS NONCANCELABLE, IRREVOCABLE AND CANNOT BE TERMINATED.

OWNER ACCEPTANCE

Zeno Office Solutions, Inc.			
OWNER	SIGNATURE	TITLE	DATED

CUSTOMER ACCEPTANCE

BY SIGNING BELOW OR AUTHENTICATING AN ELECTRONIC RECORD HEREOF, YOU CERTIFY THAT YOU HAVE REVIEWED AND DO AGREE TO ALL TERMS AND CONDITIONS OF THIS AGREEMENT ON THIS PAGE AND ON PAGE 2 ATTACHED HERETO. You acknowledge and agree that the Equipment has been delivered to you and you hereby accept such Equipment on an "AS-IS, WHERE-IS" basis for all purposes as of the date hereof. Upon your signing below, your promises herein will be non-cancelable, irrevocable and unconditional in all respects.

HealthLynked Corp.	X [signature]	Group CEO	1-19-22
CUSTOMER (as referenced above)	SIGNATURE	TITLE	DATED
47-1634127	M. Scott Pelkam		
FEDERAL TAX I.D. #	PRINT NAME		

TERMS AND CONDITIONS (Continued on Page 2)

1. **AGREEMENT:** You agree to rent from us the goods, together with all replacements, parts, repairs, additions, and accessions incorporated therein or attached thereto and any and all proceeds of the foregoing, including, without limitation, insurance recoveries ("Equipment") and, if applicable, finance certain software, software license(s), software components and/or professional services in connection with software (collectively, the "Financed Items," which are included in the word "Equipment" unless separately stated) from software licensor(s) and/or supplier(s) (collectively, the "Supplier"), all as described in this Agreement and in any attached schedule, addendum or amendment hereto ("Agreement"). Your represent and warrant that you will use the Equipment for business purposes only. You agree to all of the terms and conditions contained in this Agreement, which, with the acceptance certification, is the entire agreement between you and us regarding the Equipment and which supersedes all prior agreements, including any purchase order, invoice, request for proposal, response or other related document. This Agreement becomes valid upon execution by us. In order to facilitate an orderly transition, the start date of this Agreement will be the date the Equipment is delivered to you or a date designated by us. If a later start date is designated, you agree to pay us a transitional payment equal to 1/30th of the Payment, multiplied by the number of days between the date the Equipment is delivered to you and the designated start date. If any provision of this Agreement is declared unenforceable, the other provisions herein shall remain in full force and effect to the fullest extent permitted by law.

2. **OWNERSHIP; PAYMENTS; TAXES AND FEES:** We own the Equipment, excluding any Financed Items. Ownership of any Financed Items shall remain with Supplier thereof. You will pay all Payments, as adjusted, when due, without notice or demand and without abatement, set-off, counterclaim or deduction of any amount whatsoever. If any part of a Payment is more than 5 days late, you agree to pay a late charge equal to: a) the higher of 10% of the Payment which is late or $26.00, or b) if less, the maximum charge allowed by law. The Payment may be adjusted proportionately upward or downward: (i) if the shipping charges or taxes differ from the estimate given to you; and/or (ii) to comply with the tax laws of the state in which the Equipment is located. You shall pay all applicable taxes, assessments and penalties related to this Agreement, whether levied or assessed on this Agreement, on us (except on our income) or you, or on the Equipment, its rental, sale, ownership, possession, use or operation. If we pay any taxes or other expenses that are owed hereunder, you agree to reimburse us when we request and to pay us a processing fee for each expense we pay on your behalf. You agree to pay us an origination fee of $189.50 for all closing costs. We may apply all sums received from you to any amounts due and owed to us under the terms of this Agreement. If for any reason your check is returned for insufficient funds, you will pay us a service charge of $30 or, if less, the maximum charge allowed by law. We may make a profit on any fees, estimated tax payments and other charges paid under this Agreement.

31470 Page 1 of 2 Rev. 03/18/2021

ZENO OFFICE SOLUTIONS
A Xerox Company

CREDIT APPLICATION

Company Background Information

Company's Legal Name: HealthLynked Corp.
Doing Business As: HealthLynked Corp.
Contact Person: Thomas Nguyen Phone: 800-928-7144 Fax:
Address: 1265 Creekside Parkway, Suite #302
City: Naples State Fl. Zip: 34108
Legal Entity: ☐ Proprietorship ☐ Limited Partnership ☐ Partnership ☐ "S" Corp ☑ Corporation
Tax ID # 47-1634127 Tax Exempt: ☐ Yes ☑ No Business Type:
Date Established # Years under current ownership
State of Organization/Registration: Fl. Dun & Bradstreet #:
Parent Company/ Headquarters Name:
Address

Bank Reference Information

Bank #1:	Bank #2:
Address:	Address:
City: State: Zip:	City: State: Zip:
Contact:	Contact:
Phone: Fax:	Phone: Fax:
Acct Type: ☐ Checking Acct #:	Acct Type ☐ Checking Acct #:
☐ Loan Acct Acct #:	☐ Loan Acct Acct #:

Primary Trade Credit Reference Information

Firm #1:	Firm #2:
Address:	Address:
City: State: Zip:	City: State: Zip:
Contact:	Contact:
Phone: Fax:	Phone: Fax:
Acct Type: ☐ Trade Acct Acct #:	Acct Type: ☐ Trade Acct Acct #:
☐ Loan Acct Acct #:	☐ Loan Acct Acct #:

Personal Credit Information- for Proprietorship or Personal Guarantee

Name:	Name:
Residence:	Residence:
City: State: Zip:	City: State: Zip:
Social Security Number:	Social Security Number:

1. Applicant acknowledges liability for payment for amounts due to Zeno Office Solutions for delivery of products or maintenance. If Zeno Office Solutions has to take action to collect any balance owed, applicant agrees to pay all cost and expenses incurred in collection, including but not limited to attorney's fees, court cost, and interest thereon at the then maximum legal rate.

2. By signing this application, you authorize Zeno Office Solutions to make inquiries into the banking and business/trade references that you have supplied. Also, that you agree to pay according to Zeno Office Solutions terms. All past due invoices are subject to interest charges at the maximum allowable legal rate. It is understood that a consumer report may be requested in connection with this application for credit and for any update, renewal or subsequent extension of credit. It is understood that if asked, Zeno will inform whether or not a consumer report was run and will supply the name and address of the consumer reporting agency that has furnished the report.

Firm Name: HealthLynked Corp. Date 1/19/2[signature-style handwriting]

Authorized Signature [signature]

Printed Signature M. Scott Calhoun Title Group Controller

Submit application with most recent audited financial statement (if most recent statement is over 7 months old, send an interim statement as a supplement) to the address below.

Tampa 813-253-0318, St. Petersburg 727-579-1969, Ft. Myers 239-931-1077, Gainesville 352-377-5817, Jacksonville 904-260-8334
Lakeland 863-665-3042, Orlando 407-299-0300, Port St. Lucie 772-337-2660, TOLL FREE 1-800-226-6482